Exhibit (a)(1)(xiv)

AMENDED LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

(including the associated rights to purchase Series A Junior Preferred Stock)

of

SONIC CORP.

Pursuant to its Offer to Purchase

Dated August 15, 2006

and Supplement to the Offer to Purchase dated September 26, 2006, each as

Amended and Supplemented

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN

EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY,

OCTOBER 6, 2006, UNLESS THE TENDER OFFER IS FURTHER EXTENDED.

The Depositary for the Tender Offer is:

UMB BANK, N.A.

By Registered, Certified Mail or First Class Mail:	By Overnight Delivery:	By Hand:
Sonic Exchange c/o UMB Bank, N.A. P.O. Box 859208 Braintree, MA 02185-9208	Sonic Exchange c/o UMB Bank, N.A. 161 Bay State Drive Braintree, MA 02184	Sonic Exchange c/o UMB Bank, N.A. 928 Grand Blvd. 5th Floor Kansas City, MO 64166

Delivery of this Amended Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Amended Letter of Transmittal should be read carefully before this Amended Letter of Transmittal is completed.

THIS AMENDED LETTER OF TRANSMITTAL MAY NOT BE USED TO TENDER SHARES HELD IN THE SONIC SAVINGS AND PROFIT SHARING PLAN OR STOCK PURCHASE PLAN. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORMS” SENT TO PARTICIPANTS IN THOSE PLANS.

You should use this Amended Letter of Transmittal if you are tendering (1) physical certificates or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Original Offer to Purchase or (2) certificates for shares which were previously forwarded with the Original Letter of Transmittal and you wish to tender such shares.

Description of Shares Tendered
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered*

Total Shares

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration**

1st:                                 2nd:                                 3rd:                                 4th:

  *  Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

**  If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

STOCKHOLDERS THAT PREVIOUSLY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” IN THE ORIGINAL LETTER OF TRANSMITTAL, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE THIS AMENDED LETTER OF TRANSMITTAL.

ALL OTHER PREVIOUS TENDERS OF SHARES BY STOCKHOLDERS UNDER THE ORIGINAL LETTER OF TRANSMITTAL ARE INVALID. FOR THOSE STOCKHOLDERS, IN ORDER TO PROPERLY TENDER YOUR SHARES YOU MUST COMPLETE THIS AMENDED LETTER OF TRANSMITTAL AND DELIVER IT TO THE DEPOSITARY AS SET FORTH HEREIN BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. IF YOU DO NOT COMPLETE THIS AMENDED LETTER OF TRANSMITTAL AND DELIVER IT TO THE DEPOSITARY FOR RECEIPT NOT LATER THAN 12:00 MIDNIGHT, EASTERN TIME, OCTOBER 6, 2006, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER.

If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Original Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Original Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Amended Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call UMB Bank, as Transfer Agent at (800) 884-4225, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 16.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution

Account No.

Transaction Code No.

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Stockholders that previously tendered shares under the Original Offer to Purchase and checked the box entitled “Shares Tendered at Price Determined Pursuant to the Tender Offer” on the original Letter of Transmittal and that do not wish to change that instruction, do not need to complete this Amended Letter of Transmittal.

All other original Letters of Transmittal delivered by stockholders in connection with the Original Offer to Purchase are no longer effective. Those stockholders must complete and return this Amended Letter of Transmittal in order to properly tender their shares.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5)

☐	The undersigned wants to maximize the chance of having Sonic Corp. purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Sonic Corp. pursuant to the tender offer. This action will result in receiving a price per share of as low as $19.50 or as high as $23.00. Note that this election could have the effect of decreasing the price at which we purchase tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Sonic Corp. will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$19.50	☐	$20.25	☐	$21.00	☐	$21.75	☐	$22.50
☐	$19.75	☐	$20.50	☐	$21.25	☐	$22.00	☐	$22.75
☐	$20.00	☐	$20.75	☐	$21.50	☐	$22.25	☐	$23.00

ODD LOTS

(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17)

A tendering stockholder may condition his or her tender of shares upon Sonic Corp. purchasing a specified minimum number of the shares tendered pursuant to this Amended Letter of Transmittal (as described in Section 6 of the Original Offer to Purchase). Unless at least the minimum number of shares you indicate below is purchased by Sonic Corp. pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, Sonic may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue    ☐  Check to:

             ☐  Share certificate(s) to:

Name(s)

(Please Print)

Address

(Taxpayer Identification No.)

☐        Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Deliver ☐  Check to:

             ☐  Share certificate(s) to:

Name

(Please Print)

Address

SIGN BELOW

(Please Complete and Return the Enclosed Substitute Form W-9)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                                  , 2006

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted with this Amended Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 8.)

Guarantee of Signature(s), if required

(See Instructions 1 and 8)

Name

Title

Name of Firm

Authorized Signature

Address

(Zip Code)

Area Code and Telephone Number

Dated                                  , 2006

Ladies and Gentlemen:

The undersigned hereby tenders to Sonic Corp., a Delaware corporation (“Sonic”), the above-described shares of common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock issued under the Rights Agreement, as amended, between the Company and UMB Bank, N.A., as Successor Rights Agent pursuant to Sonic’s Offer to Purchase dated August 15, 2006 (as amended prior to the date of the Supplement to the Offer to Purchase, the “Original Offer to Purchase” together with the Supplement to the Offer to Purchase dated September 26, 2006, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Amended Letter of Transmittal (which together with the Supplement and Original Offer to Purchase, as amended or supplemented from time to time, constitute the tender offer).

The undersigned understands that it is the intent of Sonic to purchase up to $560 million of its shares in the tender offer. In the event the purchase price is less than the maximum price of $23.00 per share and more than 24,347,826 shares are tendered in the tender offer at or below the purchase price, Sonic intends to exercise its right to purchase up to an additional 2%, or 1,708,685, of its outstanding shares without extending the tender offer so that it repurchases up to $560 million of its shares. Sonic also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Sonic all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Sonic;

(2) present such shares for transfer and cancellation on the books of Sonic; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands that Sonic will determine a single per share price, not greater than $23.00 nor less than $19.50 per share, that it will pay for shares validly tendered and not properly withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. The undersigned understands that Sonic will select the lowest purchase price that will allow it to purchase 24,347,826 shares or, if a lesser number of shares are validly tendered and not properly withdrawn, all such shares that are properly tendered and not properly withdrawn. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the Original Offer to Purchase. The undersigned understands that all stockholders whose shares are purchased by Sonic will receive the same purchase price for each share purchased in the tender offer.

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by Sonic, Sonic will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or Sonic to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Original Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Sonic upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Sonic pay interest on the purchase price.

The undersigned recognizes that, under certain circumstances set forth in the Original Offer to Purchase, Sonic may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that Sonic has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if Sonic does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Original Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

IF YOU PARTICIPATE IN THE SAVINGS AND PROFIT SHARING PLAN OR THE STOCK PURCHASE PLAN, YOU MUST NOT USE THIS AMENDED LETTER OF TRANSMITTAL TO DIRECT THE TENDER OF THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT. INSTEAD, YOU MUST USE THE SEPARATE LETTERS TO PARTICIPANTS AND DIRECTION FORMS SENT TO PARTICIPANTS IN THOSE PLANS. IF YOU PARTICIPATE IN THE SAVINGS AND PROFIT SHARING PLAN OR THE STOCK PURCHASE PLAN, YOU SHOULD READ THE SEPARATE AMENDED LETTERS TO PARTICIPANTS AND DIRECTION FORMS AND RELATED MATERIALS CAREFULLY.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Amended Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Amended Letter of Transmittal need not be guaranteed (a) if this Amended Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Amended Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 10. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

2. Delivery of Amended Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Amended Letter of Transmittal only if you are (a) forwarding certificates with this Amended Letter of Transmittal or (b) causing the shares to be delivered by book-entry transfer pursuant to the procedures set forth in Section 3 of the Original Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Amended Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Amended Letter of Transmittal by the Expiration Date (as defined in the Original Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Amended Letter of Transmittal and Sonic may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Original Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Amended Notice of Guaranteed Delivery substantially in the form provided by Sonic must be received by the Depositary by the Expiration Date, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Amended Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary within three Nasdaq National Market trading days after the date of execution of such Amended Notice of Guaranteed Delivery, all as provided in Section 3 of the Original Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Original Offer to Purchase, Sonic will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Amended Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders (Not applicable to stockholders who tender by book-entry transfer. If you wish to tender fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Amended Letter of Transmittal, unless otherwise provided in the appropriate box on this Amended Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Amended Letter of Transmittal, you must either:

(a) check the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer”; OR

(b) check the box indicating the price per share at which you are tendering shares under “Shares Tendered at Price Determined by Stockholder.”

By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer” you agree to accept the purchase price resulting from the tender offer process, which may be as low as $19.50 or as high as $23.00 per share. Note that this election could have the effect of decreasing the price at which we purchase tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share. By checking a box under “Shares Tendered at Price Determined by Stockholder,” you acknowledge that doing so could result in none of the shares being purchased if the purchase price for the shares is less than the price that you checked.

You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Amended Letter of Transmittal for each price at which you wish to tender each such portion of your shares. You cannot tender the same shares at more than one price (unless you previously tendered and withdrew those shares, as provided in Section 4 of the Original Offer to Purchase). STOCKHOLDERS THAT HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” IN THE ORIGINAL LETTER OF TRANSMITTAL, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE THIS AMENDED LETTER OF TRANSMITTAL.

6. Odd Lots. As described in Section 1 of the Original Offer to Purchase, if Sonic purchases less than all shares tendered and not properly withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots.”

7. Order of Purchase in Event of Proration. Stockholders may specify the order in which their shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the shares purchased. See Section 1 and Section 13 of the Original Offer to Purchase.

8. Signatures on Amended Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Amended Letter of Transmittal.

(c) Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Amended Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements. If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on certificates or stock powers where payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned in the name of any person other than the registered holder(s) must be guaranteed by an Eligible Institution.

If this Amended Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Amended Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

9. Stock Transfer Taxes. Except as provided in this Instruction 9, Sonic will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Amended Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Amended Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Amended Letter of Transmittal or to the person(s) signing this Amended Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Amended Letter of Transmittal should be completed.

11. Tax Identification Number and Backup Withholding. Under the U.S. federal backup withholding tax rules, 28% of the gross proceeds payable to a stockholder or other payee pursuant to the tender offer must be withheld and remitted to the U.S. Internal Revenue Service (“IRS”) unless the stockholder or other payee provides its taxpayer identification number (“TIN”) (employer identification number or social security number) to the Depositary (as payer) and complies with applicable certification requirements or otherwise establishes an exemption. Therefore, each tendering stockholder should complete and sign the Substitute Form W-9 included as part of the Amended Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding, unless such stockholder otherwise establishes to the satisfaction of the Depositary that it is not subject to backup withholding. If the Depositary is not provided with the correct TIN or another adequate basis for exemption, the tendering stockholder also may be subject to penalties imposed by the IRS. The box in Part 3 of the form should be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN prior to payment, the Depositary will withhold 28% on all such payments. If withholding results in an overpayment of taxes, a refund may be obtained. Certain “exempt recipients” (including, among others, certain Non-U.S. Holders (as defined below) and corporations) are not subject to these backup withholding requirements. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that stockholder’s exempt status. Such statement can be obtained from the Depositary.

12. Withholding on Non-U.S. Holders. Even if a Non-U.S. Holder (as defined below) has provided the required certification to avoid backup withholding, the Depositary intends to withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Holder or such holder’s agent unless we reasonably determine that we will not have earnings and profits, as determined under U.S. federal income tax principles, or the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption form withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. In general, a “Non-U.S. Holder” is any stockholder that for U.S. federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation or (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust is considered a U.S. person for U.S. federal income tax purposes pursuant to an election made under applicable Treasury regulations. In order to obtain a reduced rate of withholding pursuant to income tax treaty, a Non-U.S. Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI. The Depositary will determine a stockholder’s status as a Non-U.S. Holder and eligibility for a reduced rate of, or an exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-U.S. Holder meets those tests described in Section 13 of the Original Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

13. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Sonic in its sole discretion, which determinations shall be final and binding on all parties. Sonic reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Sonic’s counsel, be unlawful. Sonic also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and Sonic’s interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Sonic shall determine. None of Sonic, the Dealer Managers, the Depositary, the Information Agent (as the foregoing are defined in the Original Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

14. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Original Offer to Purchase, the Supplement and this Amended Letter of Transmittal should be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below on page 15.

15. Stock Option Plans. If you hold vested options in any of the Company’s stock option plans, then you may exercise such vested options as indicated in the instructions separately sent to you by paying the cash exercise price and receiving shares which you may then tender by following the instructions set forth in the Original Offer to Purchase and this Amended Letter of Transmittal.

16. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call UMB Bank, as Transfer Agent, at (800) 884-4225 regarding the requirements for replacement at the address set forth on the cover page of this Amended Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the UMB Bank immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

17. Conditional Tenders. As described in Sections 1 and 6 of the Original Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Amended Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Amended Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Original Offer to Purchase, proration may affect whether Sonic accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, Sonic may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, Sonic will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. The conditional tender alternative is made available for tendering stockholders seeking to take steps to have shares sold pursuant to the tender offer treated as a sale or exchange of such shares by the stockholder, rather than a distribution to the stockholder, for U.S. federal income tax purposes. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result in all cases. See Section 13 of the Original Offer to Purchase. Each stockholder is urged to consult his or her own tax advisor.

This Amended Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 midnight, Eastern Time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, a stockholder whose tendered shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on Substitute Form W-9 above (or that such stockholder is awaiting a TIN). If such stockholder is an individual, the TIN is such stockholder’s social security number. If the depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service, or IRS, and payments that are made to such stockholder with respect to shares purchased pursuant to the tender offer may be subject to backup withholding of 28%.

Certain stockholders including, among others, certain corporations and certain Non-U.S. Holders, are not subject to these backup withholding requirements. In order for a Non-U.S. Holder to qualify as an exempt recipient, such stockholder must submit an appropriate IRS Form W-8BEN (or substitute form), signed under penalties of perjury, attesting to such stockholder’s exempt status. An IRS Form W-8BEN can be obtained from the depositary. Exempt stockholders should furnish their TIN, check the “Exempt TIN” box in Part 4, and sign, date and return the Substitute Form W-9 to the Deputy. See the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the depositary is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to shares purchased pursuant to the tender offer, the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing the enclosed Substitute Form W-9 below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN) and (b) that (i) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding.

What Number to Give the Depositary

The stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the shares tendered hereby. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should check the “Awaiting TIN” box in Part 3, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If the “Awaiting TIN” box is checked in Part 3 and the depositary is not provided with a TIN by the time for payment, the depositary will withhold 28% of all payments of the purchase price to such stockholder.

Payer’s Name: UMB Bank, N. A.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number(s)

Part 2—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien)

Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.

Part 3 Awaiting TIN ☐ Part 4 Exempt TIN ☐
Signature: Date: , 2006 Name (Please Print): Address (Please Print):

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THIS SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

The Information Agent for the Offer is:

17 State Street, 10th Floor New York, New York 10004

Banks and Brokerage Firms Please Call Collect: (212) 440-9800

All Others Call Toll Free: (866) 295-3782

The Dealer Managers for the Offer are:

Banc of America Securities LLC	Lehman Brothers Inc.
9 West 57th Street New York, New York 10019 (212) 583-8502 (Call Collect) (888) 583-8900, ext. 8502 (Call Toll Free)	745 Seventh Avenue New York, New York 10019 (888) 610-5877 (Call Toll Free)